Exhibit 99.2

Northern Oil and Gas, Inc. Announces Entry into Senior Notes Exchange Agreement and Management Changes

MINNEAPOLIS, MINNESOTA - February 1, 2018 - Northern Oil and Gas, Inc. (NYSE American: NOG) today announced that it has entered into a privately negotiated exchange agreement with certain holders of its 8% senior unsecured notes due 2020.

HIGHLIGHTS OF THE TRANSACTION

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Approximately $497 million of existing senior unsecured notes to be exchanged (subject to satisfaction of certain conditions) for (i) approximately $344 million of senior secured notes due 2023 and (ii) approximately $155 million of Northern’s common stock at $3.00 per share (subject to adjustment)

•	Northern required to raise an additional $156 million in new equity, of which up to $78 million can be raised through the contribution of additional properties in the Williston Basin

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Of the $78 million of new equity required to be raised in cash, $40 million of new equity is already committed as of the date of this press release at $3.00 per share (subject to adjustment) by TRT Holdings, Inc., Bahram Akradi, Michael Reger, and certain other investors

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The exchange will reduce debt by $155 million, resulting in approximately $597 million of net debt as of December 31, 2017, pro forma for the transactions contemplated by the exchange agreement (assuming the full equity raise described above is raised in cash)

In connection with the transaction, Northern announced that current lead director Bahram Akradi has been appointed Chairman of the Board of Directors. In addition, Michael Reger has agreed in his role as Chairman Emeritus to serve as an advisor to the Board in connection with the equity raise and potential acquisitions described below. The company also announced that it has accepted the resignation of Thomas Stoelk, Northern’s previous Interim Chief Executive Officer and Chief Financial Officer. In connection therewith, Brandon Elliott has been appointed Interim President in addition to his current role as EVP, Corporate Development and Strategy, and Chad Allen has been appointed Interim Chief Financial Officer in addition to his current role as Chief Accounting Officer.

Bahram Akradi, Northern’s Chairman, commented, “The exchange agreement with our bondholders is a significant step to allow us to advance the execution of our growth strategy. Northern already has an excellent liquidity position and is experiencing exceptional operational results. With the added benefit of the transactions contemplated by the exchange agreement, we expect to accelerate our growth strategy as the natural consolidator and clearing house of non-operated working interest in the Williston Basin. I am incredibly excited about Northern’s future and look forward to continuing my work with the team. This team has done a phenomenal job, as evidenced by the outstanding preliminary fourth quarter results that are also being announced by the Company today.”

FOURTH QUARTER HIGHLIGHTS

•	Daily production in the fourth quarter increased 9.3% sequentially and 22.3% year over year to average 16,742 barrels of oil equivalent (“Boe”) per day, for a total of 1,540,237 Boe

•	Northern beat its prior expense guidance with lower production expenses, production taxes, and general and administrative expenses on a per Boe basis

•	Fourth quarter oil differential was $3.51 per barrel, an improvement of $2.71 per barrel compared to the third quarter

EXCHANGE AGREEMENT

Under the terms of the exchange agreement, Northern has agreed to exchange approximately $497 million aggregate principal amount of its 8% senior unsecured notes due 2020 (the “Existing Notes”) for a combination of approximately $344 million aggregate principal amount of second lien senior secured notes due 2023 (the “New Notes”) and approximately $155 million of Northern’s common stock. The New Notes are expected to mature on April 30, 2023. The New Notes will bear cash interest at a rate of 8.5% per annum, and additional interest at a rate of 1% per annum that is payable in kind (PIK), provided that the PIK interest shall cease to accrue if Northern achieves specified total debt-to-EBITDAX metrics. The New Notes will be secured by second priority lien security interests in substantially the same collateral that secures Northern’s obligations under its $400 million first lien credit facility with TPG Sixth Street Partners (the “First Lien Facility”).

Closing under the exchange agreement is conditioned upon, among other things, (i) shareholder approval of the issuance of common stock in the exchange and the equity raise, (ii) the reincorporation of Northern in the State of Delaware (from Minnesota), (iii) consent of the lenders under the First Lien Facility and (iv) definitive documentation for the New Notes. Closing under the exchange agreement is also conditioned on Northern raising $156 million of additional equity in the form of (i) cash contributions from the sale of equity and/or (ii) additional assets acquired by Northern in exchange for equity (limited to 50% of the total equity raise). The price of the common stock to be issued in the exchange and the equity raise is targeted for $3.00 per share.

Contemporaneously with the execution of the exchange agreement, Northern received equity commitments totaling $40 million of the equity raise at a price of $3.00 per share (subject to adjustment) from certain investors, including TRT Holdings, Inc. (the company’s largest shareholder and largest noteholder, who also agreed to exchange all of its Existing Notes pursuant to the exchange agreement), Bahram Akradi (the company’s Chairman), and Michael Reger (the company’s founder and Chairman Emeritus). These equity commitments are conditioned upon, among other things, closing of the transactions under the exchange agreement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of any securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Evercore is serving as financial advisor to Northern Oil and Gas, Inc. and Jones Day is acting as legal counsel.

ABOUT NORTHERN OIL AND GAS

Northern Oil and Gas, Inc. is an exploration and production company with a core area of focus in the Williston Basin Bakken and Three Forks play in North Dakota and Montana. More information about Northern Oil and Gas, Inc. can be found at www.NorthernOil.com.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this release regarding Northern’s financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Northern’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: Northern’s ability to consummate the transactions contemplated by the exchange agreement on the terms described above or at all, including, without limitation, Northern’s ability to successfully obtain shareholder approval and complete the equity raise and the exchange transaction, changes in crude oil and natural gas prices, the pace of drilling and completions activity on Northern’s properties, Northern’s ability to acquire additional development opportunities, changes in Northern’s reserves estimates or the value thereof, general economic or industry conditions, nationally and/or in the communities in which Northern conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, Northern’s ability to raise or access capital, including as a condition to any transaction with its bondholders, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting Northern’s operations, products, services and prices.

Northern has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Northern’s control. Northern does not undertake any duty to update or revise any forward-looking statements any forward-looking statements, except as may be required by the federal securities laws.

CONTACT:

Brandon Elliott, CFA
Interim President
952-476-9800
belliott@northernoil.com

SOURCE Northern Oil and Gas, Inc.